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                                                                     EXHIBIT 4.1

                               VESTIN GROUP, INC.
                                 [COMPANY LOGO]

                                SUBORDINATED NOTE

NUMBER ______________________________  DATE ISSUED________________________

PRINCIPAL AMOUNT $___________________  TERM ______________________________

ANNUAL PERCENTAGE YIELD  _____%        MATURITY DATE _____________________


                            INTEREST COMPOUNDED DAILY

                            PAYABLE ________________


VESTIN GROUP, INC., a Delaware corporation herein called the Company, for value received, hereby promises to pay to:





(the "Holder" or "Noteholder")



      Interest payments shall be made by check delivered by mail to the address of the Holder appearing on the Note register maintained by the Registrar (which address may be changed from time to time by notice given by Holder in writing to the Registrar) on the Regular Record Date preceding the subject Payment Date; principal and interest payment at the end of the term hereof shall also be made by check delivered by mail to the address of the Holder appearing on the Note register maintained by the Registrar, or in person to Holder at the offices or agency of the Paying Agent, in exchange for this Note. Holder shall be notified prior to such payment of the address at which such payment shall occur. The Company is currently acting as Paying Agent and Registrar. The Company may change the Registrar or Paying Agent without notice to the Noteholder.

      All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      All interest on the Notes will be compounded daily and computed on the basis of a year of 360 days.

      This Note is being issued pursuant to an Indenture dated as of       ,
2003 ("Indenture") between the Company and U.S. Bank National Association


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as Trustee and in connection with an offering by the Company of an aggregate of
$600,000,000 U.S. principal amount of unsecured, subordinated investment notes ("Notes") as described in the Company's Prospectus dated March 28, 2003, as amended and supplemented from time to time, and a current interest rate supplement thereto. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss.77aaa-77bbbb) ("TIA"). The Notes are subject to all such terms, and Holder is referred to the Indenture and such Act for a statement of such terms. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Indenture.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, Vestin Group, Inc. has caused this Note to be signed on the date first above written.

                      ISSUER:

                      VESTIN GROUP, INC.


(SEAL)                BY: ____________________________________


                      Attest: ________________________________
                              Officer of Company


                      COUNTERSIGNED AND REGISTERED BY
                      ________________________________________

                      ________________________________________


                      BY: ------------------------------------
                           Authorized Signature

                             [REVERSE SIDE OF NOTE]


      1. Subordination. The indebtedness evidenced by the Note shall be postponed and subordinated and is subject in right of payment, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all "Senior Debt" of the Company. "Senior Debt" means any indebtedness (whether outstanding on the date of issuance of this Note or thereafter created) incurred by the Company in connection with borrowings by the Company (including its subsidiaries) whether such indebtedness is or is not specifically designated by the Company as


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being "Senior Debt" in its defining instruments. The Company agrees, and Holder by accepting this Note consents and agrees, to the subordination provided for in the Indenture and authorizes the Trustee to give it effect.

      2. Subrogation. As more fully set forth in the Indenture, subject to the payment in full of all Senior Debt of the Company, Holder shall be subrogated to the rights of the holders of Senior Debt of the Company to receive payments or distributions of assets of the Company made on the Senior Debt of the Company until the principal of and interest on this Note shall be paid in full, and for purposes of such subrogation, no such payment or distributions to the holders of Senior Debt of the Company of cash, property or securities, which otherwise would be payable or distributable to Holder, shall be between the Company, its creditors other than the holders of Senior Debt of the Company, and Holder, be deemed to be a payment by the Company to or on account of this Note, it being understood that the provisions of this paragraph are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the holders of Senior Debt of the Company, on the other hand.

      3. Nonimpairment. Nothing contained in this Note is intended to or shall impair, as between the Company, the Company's creditors other than the holders of Senior Debt of the Company, and Holder, the obligation of the Company, which is absolute and unconditional, to pay to Holder the principal of and interest on this Note, as and when the same shall become due and payable in accordance with its terms, and which, subject to the rights under Article 10 of the Indenture of the holders of Senior Debt of the Company, is intended to rank equally with all other general obligations of the Company. In addition, nothing contained in this
Note is intended to or shall affect the relative rights of Holder and creditors of the Company other than the holders of Senior Debt of the Company, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by the Indenture and applicable law upon the occurrence of an Event of Default, subject to the rights, if any, under Article 10 of the Indenture of the holders of Senior Debt of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      4. Redemption by the Company. The Company may not redeem, in whole or in part, any Note prior to its stated maturity, except upon 90 days prior written notice to the Holder thereof listed on the records maintained by the Company.

      5. Right of Set-Off In Certain Circumstances. Subject to the conditions of applicable law, if the holder of the Note is a borrower or guarantor on a loan made by the Company's subsidiaries which becomes delinquent, the Company reserves the right to set-off principal and interest payments due on the debt securities against such delinquent loans. This right to set-off payments due on the debt securities is subject to the Holder's agreement with the set-off terms at the time the loan is originated or the guarantee is entered into.

      6. Events of Default. An Event of Default is:

            (a) Default in the payment of any interest upon this Note when it becomes due and payable and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture); or


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            (b) Default in the payment of principal of this Note when it becomes due and payable at maturity (whether or not prohibited by the subordination provisions of the Indenture) and continuance of such default for 30 days; or

            (c) Failure by the Company to comply with any of its agreements upon a liquidation, consolidation, merger or transfer of substantially all of the Company's assets (after notice and provided such default is not cured within 60 days after receipt of notice); or

            (d) Failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or this Note; or

            (e) Certain events of bankruptcy or insolvency (with respect to the Company).

      If an Event of Default occurs and is continuing, the Trustee or the holders of at least a majority in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or powers. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice would have no material adverse effect on the Noteholders. The Company must furnish an annual compliance certificate to the Trustee.

      7. Transfer and Exchange. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. This Note may not be assigned, transferred or otherwise alienated without the prior written consent of the Company (which consent shall not be unreasonably withheld) and shall be subject to the Company's right to demand and receive an opinion of Holder's legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company may also require a signature guarantee.

      8. Optional Extension of Term. The Company will provide each Holder of a
Note which matures prior to              , 2005, the option to renew the term of
the Note. The Company will provide written notification to such Holder of the upcoming Maturity Date of the Note at approximately twenty (20) but not less than fifteen (15) days prior to the Maturity Date. This renewal notice will provide the Holder of an eligible Note with an option to renew the Note for an identical or alternative term. The renewal notice will specify the new rate applicable to the renewal term and will include a copy of the current supplement to the prospectus, which lists all of the rates applicable to each term offered at the Holder's Maturity Date in the event the Holder elects to select an alternative term upon the maturity of the Note. The renewal notice will indicate that the Holder should have previously received a copy of the updated prospectus, if applicable, and where the Holder can get another copy of the prospectus. To renew the Note, the Holder must return the renewal form included in the renewal notice prior to the Note's maturity. Otherwise, the Company will redeem the Note upon its maturity.

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      9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for assumption of the Company's obligations to holders of the debt securities in the case of a merger or consolidation; to provide for additional uncertificated Notes or certificated Notes (if applicable); to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the indenture of any such holder, including an increase in the aggregate dollar amount of debt securities which may be outstanding under the Indenture; to modify the Company's policy to permit redemptions of the Notes upon the death or total permanent disability of any holder of the Notes (but such modification shall not adversely affect any then outstanding security); to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or to make any other change that may be required, provided that such change does not have a material adverse effect on the Noteholders.

      11. Trustee Dealings with Company. So long as done in accordance with the TIA, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

      12. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


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      13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                               VESTIN GROUP, INC.
                                 2901 EL CAMINO
                             LAS VEGAS, NEVADA 89102

                         -------------------------------

      The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM   -   tenants in common
TEN ENT   -   tenants by the entireties
JT TEN    -   joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________  Custodian_________________
                      (Cust)             (Minor)
                    under Uniform Gifts/Transfers to Minors
                    Act______________________________
                                  (State)


      Additional abbreviations may also be used though not in the above list.

                         -------------------------------

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto



PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE:

---------------------------------------------------



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               (NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE,
                              MUST BE TYPEWRITTEN)


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the within Note, and all rights thereunder, hereby irrevocably



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constitute and appoint

______________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

                      -------------------------------------


NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement, or any change whatever.


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